                                                                   EXHIBIT 10.14

                       SEPARATION AGREEMENT AND RELEASE

     This Separation Agreement and Release ("Agreement") is made by and between Seagate Technology, Inc. (the "Company") and Al Shugart ("Employee").


                                    RECITALS
                                    --------

     1. Employee was employed by the Company as its Chief Executive Officer and Chairman of its Board of Directors, and was a member of the Board of Directors of the Company and an officer and/or director of certain of the Company's subsidiaries.

     2. The Company and Employee (collectively referred to as "the Parties") wish to document the severance and other benefits the Company has agreed to pay Employee in connection with (i) Employee's termination as Chief Executive Officer and Chairman of the Board of Directors of the Company and for his resignation as a member of the Company's Board of Directors and of each of its subsidiaries and other related companies upon which he serves as a director and/or officer and (ii) the consulting arrangement and restrictive covenants that will be in effect for Employee following such termination.

     NOW THEREFORE, in connection with the promises made herein, the Company and Employee hereby agree as follows:

     1.   Termination Date.  Employee's termination as Chief Executive Officer
          ----------------
and Chairman of the Board of Directors of the Company, and as an employee of the Company and of each of its subsidiaries upon which he serves as a director and/or officer is effective as of July 19, 1998 (the "Termination Date").

     2.   Payment of Salary; Benefits.  Employee will receive his normal salary
          ---------------------------
through the Termination Date and all regular and mandatory payroll deductions will be taken from Employee's final paycheck. Employee's participation in the Company's employee benefit programs shall cease as of the Termination Date, except to the limited extent provided in Sections 5 and 6 below.

     3.   Severance Payments.  Employee will receive $750,000 per annum over the
          ------------------
three-year period beginning July 20, 1998 and ending July 19, 2001. These payments will be made in equal installments at monthly intervals over the three-year period, with the first payment to be made as of August 31, 1998. All payments will be subject to the Company's collection of applicable withholding taxes. However, all such payments will immediately terminate in the event of a material breach of any of Employee's covenants under Section 9 of this Agreement.

     4.   Restricted Stock.  In November 1995, Employee received a restricted
          ----------------
stock award for a total of 300,000 shares of the Company's common stock. As of the Termination Date, 145,000 of those shares were unvested. All of Employee's unvested shares shall vest (the Company's repurchase right shall lapse) on the Effective Date of this Agreement (as defined in Section 28 below). At the time of such vesting, Employee will recognize immediate taxable income equal to the fair market value of those previously unvested shares, less the issue price Employee paid for such shares, and Employee agrees to satisfy the applicable withholding taxes on that income before the certificates for the shares will be released. Employee may satisfy the withholding tax obligation by directing the Company to withhold from the vested shares that number of shares having a fair market value equal to the amount required to be withheld, subject to such other limitations and conditions as the Company may impose in connection with applicable legal and accounting considerations.

     5.   Stock Options.
          -------------

          (a) Employee currently holds outstanding stock options for 1,060,000 shares of the Company's common stock ("Company Options") and for 100,000 shares of the common stock of Seagate Software ("Seagate Software Options"). As of the Termination Date, the Company Options were exercisable for a total of 440,000 shares, and the Seagate Software Options were exercisable for a total of 12,000 shares. The specific breakdown of Employee's vested and unvested stock options as of the Termination Date is also included in attached Schedule A. Subject to
Section 5(b) below, Employee's Company Options, to the extent vested and exercisable as of the Termination Date, shall remain exercisable and may be exercised at any time during the Consultancy Period (as defined in Section 8 below) and for the ninety (90)-day period thereafter, subject to the original term of such Company Options. To the extent Employee's Company Options are unvested as of the Termination Date, the Company Options shall continue to vest and may be exercised (to the extent vested) during the Consultancy Period (as defined in Section 8 below) and for the ninety (90)-day period thereafter, subject to the original term of such Company Option. To the extent Employee's Seagate Software Options were vested immediately prior to the Termination Date, Employee agrees to exercise such vested Seagate Software Options on or before August 18, 1998; to the extent such vested Seagate Software Options are not exercised on or before August 18, 1998, they shall be cancelled without consideration to Employee. To the extent Employee's Seagate Software Options were unvested immediately prior to the Termination Date, such unvested Seagate Software Options shall become fully vested and exercisable as of the Effective Date and may be exercised at any time during the Consultancy Period and for the thirty (30)-day period thereafter, subject to the original term of such Seagate Software Options. Employee's Company Options and Seagate Software Options may be exercised by Employee consistent with the procedures available to him prior to the Termination Date. To the extent Employee's options are non-qualified options under the federal income tax laws, Employee will recognize compensation income in connection with his exercise of those options, and agrees to satisfy all applicable withholding taxes associated with each such exercise.

          (b) The Company previously established a deferred bonus amount with respect to certain of Employee's Company Options. Such bonus amounts are reflected in the attached Schedule A. In consideration of Employee's agreement to exercise certain vested Company Options as provided herein, deferred bonus amounts attributable to Employee's Company Options that were unvested immediately prior to the Termination Date shall be available to reduce the exercise price of such unvested Company Options to the extent such Options vest and are exercised in accordance with Section 5(a) above. In consideration of Employee's eligibility to receive deferred bonus amounts pursuant to the preceding sentence, Employee agrees to exercise on or before October 17, 1998, all of his Company Options that (i) were vested immediately prior to the Termination Date, and (ii) have a per share exercise price at or below $17.00; to the extent such Options are not exercised on or before October 17, 1998, they shall be cancelled without consideration to Employee.

     6.   Benefits.
          --------

          (a) The Company shall continue to provide Employee, for thirty-six
(36) months after the Termination Date, medical and group insurance benefits or such comparable alternative medical and insurance benefits as the Company may, in its discretion, determine to be sufficient to satisfy its obligations to Employee under this Agreement, which are at least as favorable as the most favorable medical and group insurance benefits available to the Company's senior executives as of the Termination Date. Notwithstanding the foregoing, if Employee is covered under any medical or group insurance plan(s) provided by a subsequent employer, then the amount of coverage required to be provided by the Company hereunder shall be reduced by the amount of coverage provided by the subsequent employer's medical or group insurance plan(s).

          (b) Following Employee's request on or after the Effective Date, the Company shall furnish Employee during the Consultancy Period (as defined in Section 8) with an automobile of Employee's choosing, provided that the retail value of such automobile shall not exceed $50,000. The Company shall remain the legal owner of the automobile and will be responsible for license, insurance and registration thereof. All other costs and expenses relating to the use and maintenance of such automobile shall be the sole responsibility of Employee. Employee agrees to return the automobile to the Company's corporate headquarters in Scotts Valley, California, or such other place as the Parties may mutually agree, on or before the end of the Consultancy Period.

     7.   Indemnification.  Employee shall be entitled to indemnification, in
          ---------------
accordance with the applicable provisions of the Company's articles of incorporation and bylaws, against all expense, liability and loss (including attorneys' fees and settlement payments) that Employee may incur by reason of any action, suit or proceeding arising from or relating to the performance of Employee's duties as an officer or director of the Company or any of its subsidiaries. The Company agrees to maintain directors and officers coverage for Employee's benefit during the Consultancy Period (as defined in Section 8 below).

     8.   Consulting.  As a condition to, and in consideration for, the
          ----------
severance benefits Employee is to receive herein, Employee agrees to make himself available to perform consulting services reasonably requested of him during the three (3)-year period beginning July 20, 1998 and ending July 19, 2001 (the "Consultancy Period"). Employee agrees to make himself reasonably available to render up to 30 hours of consulting services per each of the Company's fiscal quarters during the Consultancy Period, provided that such consulting services do not materially conflict with Employee's then-existing activities or commitments. All assignments will come from the Chief Executive Officer of the Company, and Employee will report directly to such person with respect to each assignment. Should Employee be requested to render more than the required 30 hours of consulting services per fiscal quarter, then Employee will be compensated for those additional hours at an hourly rate to be agreed upon by Employee and the Chief Executive Officer of the Company at the time such consulting services are to be rendered. Employee will be reimbursed for all reasonable out-of-pocket expenses incurred in rendering such consulting services upon Employee's submission of appropriate documentation for those expenses. During the Consultancy Period, Employee will not make any representations to any third party

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that he is an officer or employee of the Company and, following his resignation as a member of the Company's Board of Directors, a director of the Company. Any proprietary information or other confidential information of the Company to which he may have access in the performance of his consulting services will be held in confidence and will not be disclosed to any third party otherwise directly or indirectly used by Employee, except to the extent necessary to perform his consulting services.

     9.   Employee Covenants.  As a condition to, and a consideration for, the
          ------------------
severance and other benefits Employee is to receive herein, Employee agrees that:

          (a) he will not, at any time during the three (3)-year period beginning July 20, 1998 and ending July 19, 2001, directly or indirectly, whether for his own account or as an employee, director, consultant or advisor, provide services to any business enterprise that is at the time in competition with any of the Company's or any of its subsidiaries' existing product lines or business activities as of the Effective Date and that is located geographically in an area where the Company or any of its subsidiaries maintains substantial business activities, unless Employee obtains the prior written consent of the Company's Chief Executive Officer, or

          (b) he will not, at any time during the three (3)-year period beginning July 20, 1998 and ending July 19, 2001, directly or indirectly solicit any individuals to leave the Company's (or any of its subsidiaries') employ for any reason or interfere in any other manner with the employment relationships at the time existing between the Company (or any of its subsidiaries) and its current or prospective employees; provided, however, that Employee shall not be considered to have interfered with existing employment relationships in the event he responds to good faith inquiries initiated other than by Employee, or

          (c) he will not, at any time during the three (3)-year period beginning July 20, 1998 and ending July 19, 2001, induce or attempt to induce any customer, supplier, distributor, licensor, licensee or other business relation of the Company (or any of its subsidiaries) to cease doing business with the Company (or any of its subsidiaries) or in any way interfere with the existing business relationship between any such customer, supplier, distributor, licensor, licensee or other business relation and the Company (or any of its subsidiaries), or

          (d) he will not, at any time during the four and one-half (4 1/2)-year period beginning July 20, 1998 and ending January 19, 2002, disparage, defame or slander the Company (or any of its subsidiaries) or any of their
     (i) officers (within the meaning of Rule 16a-1(f) under the Securities Exchange Act of 1934, as amended, hereinafter "Officers") or directors as of the Termination Date, (ii) then-existing directors, or (iii) any of its products or services, to any one, including but not limited to any past, present or prospective customers. The foregoing sentence is not applicable to comments Employee makes to his immediate family. For such four and one-half (4 1/2) year-period the Company's Board of Directors and its current Officers shall refrain from disparagement, defamation or slander of Employee.

          (e) he will resign as a member of the boards of the Company's subsidiaries (as applicable) on or before delivery of a fully executed copy of this Agreement and will transfer to the Company (or its designee) any and all shares he currently owns or holds in the Company's foreign subsidiaries (such transfer to occur within fifteen (15) days of the Effective Date). Employee shall resign as a member of the Company's Board of Directors as of the Effective Date.

     Employee acknowledges that monetary damages may not be sufficient to compensate the Company for any economic loss that may be incurred by reason of Employee's breach of the foregoing restrictive covenants. Accordingly, in the event of any such breach, the Company will, in addition to the cessation of the severance benefits provided Employee under this Agreement and any remedies available to the Company at law, be entitled to obtain equitable relief in the form of an injunction precluding Employee from continuing to engage in such breach.

     In the event of any material breach by the Company of its obligation to Employee under Section 9(d) above, the Company shall pay Employee liquidated damages in the amount of $100,000 for each such breach.

     10.  Confidential Information.  Employee shall continue to maintain the
          ------------------------
confidentiality of all confidential and proprietary information of the Company.

     11.  Payment of Salary.  The Company represents and Employee acknowledges
          -----------------
and represents that the Company has paid (or will pay pursuant to the terms of the applicable plan or program) all salary, wages, bonuses, commissions and any and all other benefits due to Employee through the Employee's Termination Date.

     12.  Release of Claims.  Employee agrees that the foregoing consideration
          -----------------
represents settlement in full of all outstanding obligations owed to Employee by the Company or any subsidiary of the Company. Employee and the Company, on behalf of themselves and their respective heirs, agents, representatives, immediate family members, executors, successors, and assigns, hereby fully and forever release each other and their respective heirs, agents, directors, employees, attorneys, investors, shareholders, administrators, affiliates, divisions, subsidiaries, parents, predecessor and successor corporations, and assigns, and agree not to sue or otherwise institute or cause to be instituted any legal or administrative proceedings concerning, any claim, duty, obligation or cause of action relating to any matters of any kind, whether presently known or unknown, suspected or unsuspected, that either of them may possess against the other arising from any omissions, acts or facts that have occurred up until and including the Effective Date of this Agreement including, without limitation,

          (a) any and all claims relating to or arising from Employee's relationship with the Company or any subsidiary of the Company and the termination of that relationship;

          (b) any and all claims relating to, or arising from, Employee's right to purchase, or actual purchase of shares of stock of the Company or any subsidiary of the Company, including, without limitation, any claims for fraud, misrepresentation, breach of fiduciary duty, breach of duty under applicable state corporate law, and securities fraud under any state or federal law;

          (c) any and all claims for wrongful discharge of employment; termination in violation of public policy; discrimination; breach of contract, both express and implied; breach of a covenant of good faith and fair dealing, both express and implied; promissory estoppel; negligent or intentional infliction of emotional distress; negligent or intentional misrepresentation; negligent or intentional interference with contract or prospective economic advantage; unfair business practices; defamation; libel; slander; negligence; personal injury; invasion of privacy; false imprisonment; and conversion;

          (d) any and all claims for violation of any federal, state or municipal statute, including, but not limited to, Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Age Discrimination in Employment Act of 1967, the Americans with Disabilities Act of 1990, the Fair Labor Standards Act, the Employee Retirement Income Security Act of 1974, The Worker Adjustment and Retraining Notification Act, Older Workers Benefit Protection Act; the California Fair Employment and Housing Act, and the California Labor Code;

          (e) any and all claims for violation of the federal, or any state, constitution;

          (f) any and all claims arising out of any other laws and regulations relating to employment or employment discrimination; and

          (g)  any and all claims for attorneys' fees and costs.

Each of the Parties agrees that the release set forth in this Section shall be and remain in effect in all respects as a complete general release as to the matters released. This release does not extend to any obligations incurred under this Agreement. Each of the Parties acknowledges and agrees that any breach of this Section shall construe a material breach of the Agreement and in the case of a breach by Employee, shall entitle the Company immediately to recover the monetary consideration discussed in Section 3 above. If any legal action or other legal proceeding relating to the enforcement of any provision of this Agreement is brought by either Party hereto, the prevailing Party shall be entitled to recover reasonable attorneys' fees, costs and disbursements (in addition to any other relief to which the prevailing Party may be entitled).

     13.  Acknowledgment of Waiver of Claims under ADEA.  Employee acknowledges
          ---------------------------------------------
that he is waiving and releasing any rights he may have under the Age Discrimination in Employment Act of 1967 ("ADEA") and that this waiver and release is knowing and voluntary. Employee and the Company agree that this waiver and release does not apply to any rights or claims that may arise under the ADEA after the Effective Date of this Agreement. Employee acknowledges that the consideration given for this waiver and release Agreement is in addition to anything of value to which Employee was already entitled. Employee further acknowledges that he has been advised by this writing that (a) he should consult with an attorney prior to executing this Agreement; (b) he has at least twenty-
                 -----
one (21) days within which to consider this Agreement; (c) he has seven (7) days following the execution of this Agreement by the Parties to revoke the Agreement; and (d) this Agreement shall not be effective until the revocation period has expired. Any revocation should be in writing and delivered to Tom Mulvaney, Senior Vice President and General Counsel, Seagate Technology, Inc., 920 Disc Drive, Scotts Valley, CA 95066, by close of business on the seventh day from the date that Employee signs this Agreement.

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     14.  Civil Code Section 1542.  Employee and the Company each represent that
          -----------------------
neither is aware of any claim other than the claims that are released by this Agreement. Employee and the Company each acknowledge that they have been advised by legal counsel and are familiar with the provisions of California
Civil Code Section 1542, which provides as follows:

          A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH
          THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN
          HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE,
          WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY
          AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

     Employee and the Company, being aware of said code section, agree to expressly waive any rights they may have thereunder, as well as under any other federal or state statute or common law principles of similar effect.

     15.  No Pending or Future Lawsuits.  Each Party represents to the other
          -----------------------------
that he or it has no lawsuits, claims, or actions pending in his or its name, or on behalf of any other person or entity, against the other or any other person or entity referred to herein. Each Party also represents to the other that as of the Effective Date, he or it does not have any basis for, and does not intend to bring any claims on his or its own behalf or on behalf of any other person or entity against the other or any other person or entity referred to herein.

     16.  Application for Employment.  Employee understands and agrees that, as
          --------------------------
a condition of this Agreement, he shall not be entitled to any employment with the Company, its parents, its subsidiaries, or any successor, and he hereby waives any right, or alleged right, of employment or re-employment with the Company, its parents, its subsidiaries and any successor. Subject to the terms of this Agreement, Employee also waives any right to work as an independent contractor for the Company, its subsidiaries, its parents and any successor. Employee further agrees that he will not apply for employment with the Company, its subsidiaries, its parents, or related companies, or any successor and will not apply to work as an independent contractor for the Company, its parents, its subsidiaries or any successor.

     17.  Confidentiality.  The Parties agree to maintain in complete confidence
          ---------------
the contents and terms of this Agreement, and the consideration for this Agreement. The Parties may disclose Employee's status as a consultant to the Company and agree to disclose the contents and terms of this Agreement only to Employee's immediate family and to those attorneys, accountants, tribunals and governmental entities who have a reasonable need to know (or as required by applicable law or governmental agency or tribunal) the contents and terms of this Agreement to prevent disclosure of the contents and terms of this Agreement to other third parties.

     18.  No Cooperation.  Employee and the Company agree that he or it will not
          --------------
counsel or assist any attorneys or their clients in the presentation or prosecution of any lawsuits, disputes, claims, charges, or complaints by any third party against the other (including in the case of the Company any subsidiary of the Company, and/or any officer, director, employee, agent, representative, shareholder or attorney of the Company or any subsidiary in his, her or its capacity as such on behalf of the Company or any subsidiary) unless under a subpoena, court order or otherwise required by law to do so. Nothing in this Section 18 shall preclude Employee from exercising his rights as a stockholder of the Company.

     19.  Tax Consequences.  The Company makes no representations or warranties
          ----------------
with respect to the tax consequences of the payment of any sums to Employee under the terms of this Agreement. Employee agrees and understands that he is responsible for payment, if any, of local, state and/or federal taxes on the sums paid hereunder by the Company and any penalties or assessments thereon.

     20.  Costs.  The Parties shall each bear their own costs, expert fees,
          -----
attorneys' fees and other fees incurred in connection with this Agreement.

     21.  Non-Binding Mediation.  The Parties shall make a good faith attempt to
          ---------------------
resolve any dispute or claim arising out of or related to this Agreement through negotiation. In the event that any dispute or claim arising out of or related to this Agreement is not settled by the Parties, the Parties will attempt in good faith to resolve such dispute or claim by non-binding mediation in Santa Cruz, California to be conducted by JAMS-Endispute or such other mediator as the parties shall mutually agree. The mediation shall be held within thirty (30) days of the request therefor. The costs of mediation shall be shared equally by the Parties to the mediation.

     22.  Authority.  The Company represents and warrants that the undersigned
          ---------
has the authority to act on behalf of the Company and to bind the Company and all who may claim through it to the terms and conditions of this Agreement. Employee represents and warrants that he has the capacity to act on his own behalf and on behalf of all who might claim through him to bind them to the terms and conditions of this Agreement. Each Party warrants and represents that there are no liens or claims of lien or assignments in law or equity or otherwise of or against any of the claims or causes of action released herein.

     23.  No Representations.  Each Party represents that it has had the
          ------------------
opportunity to consult with an attorney, and has carefully read and understands the scope and effect of the provisions of this Agreement. Neither party has relied upon any representations or statements made by the other party hereto which are not specifically set forth in this Agreement.

     24.  Severability.  In the event that any provision hereof becomes or is
          ------------
declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision.

     25.  Entire Agreement.  This Agreement represent the entire agreement and
          ----------------
understanding between the Company and Employee concerning the subject matter herein, and supersede and replace any and all prior agreements and understandings.

     26.  No Oral Modification.  This Agreement may only be amended in writing
          --------------------
signed by Employee and the Chief Executive Officer of the Company.

     27.  Governing Law.  This Agreement shall be governed by the internal
          -------------
substantive laws, but not the choice of law rules, of the State of California.

     28.  Effective Date.  This Agreement is effective eight days after it has
          --------------
been signed by both Parties (the "Effective Date").

     29.  Office Space.  Employee agrees that he will vacate his current office
          ------------
at the Company's corporate headquarters in Scotts Valley, California by August 15, 1998.

     30.  Paintings.  Employee hereby conveys, without consideration to
          ---------
Employee, all right, title and interest in all paintings previously provided to the Company and its subsidiaries by Rita Shugart.

     31.  Counterparts.  This Agreement may be executed in counterparts, and
          ------------
each counterpart shall have the same force and effect as an original and shall constitute an effective, binding agreement on the part of each of the undersigned.

     32.  Voluntary Execution of Agreement.  This Agreement is executed
          --------------------------------
voluntarily and without any duress or undue influence on the part or behalf of the Parties hereto, with the full intent of releasing all claims. The Parties acknowledge that:

          (a)  They have read this Agreement;

          (b) They have been represented in the preparation, negotiation, and execution of this Agreement by legal counsel of their own choice or that they have voluntarily declined to seek such counsel;

          (c) They understand the terms and consequences of this Agreement and of the releases it contains;

          (d) They are fully aware of the legal and binding effect of this Agreement.

     IN WITNESS WHEREOF, the Parties have executed this Agreement on the respective dates set forth below.

                                       SEAGATE TECHNOLOGY, INC.



Dated: 7/29/98                         By  /s/ Stephen J. Luezo
      ________________                    __________________________________


                                       AL SHUGART, an individual



Dated: 7/29/98                          /s/ Al Shugart
      ________________                 _____________________________________
                                       Al Shugart